UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2005

TVIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30539	77-0549628

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4001 Burton Drive, Santa Clara, California	95054

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 982-8588

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Approval of New Forms of Stock Option Agreements. On March 18, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Tvia, Inc. (the “Company”) approved the adoption of three (3) new forms of stock option agreements for use under the Company’s Amended and Restated 2000 Stock Incentive Plan (the “Plan”). The following descriptions of the new forms of stock option agreements are qualified in their entirety by reference to the actual forms of stock option agreements which are attached as exhibits to this Current Report on Form 8-K and are hereby incorporated by reference.

     -Stock Option Agreement (Standard Vesting). The Committee may, in its sole and absolute discretion, elect to grant stock options subject to this standard form of agreement. Any stock option granted pursuant to this form may be either an incentive stock option or nonstatutory stock option. The exercise price of any such stock option will always be at least equal to the fair market value of a share of Company stock on the date of grant. The vested portion of any stock option must be exercised, if at all, within three months after the optionee’s termination of employment. However, if the optionee terminates employment as a result of total and permanent disability or death, the option must be exercised, if at all, within six months after such termination. If a change in control of the Company occurs, this standard agreement does not provide for any additional vesting of any stock options, regardless of whether the optionee is terminated, unless the acquiring corporation elects to not assume such stock options, or substitute such stock options for options to acquire its own stock, in which case the options would be fully vested. A copy of this stock option agreement is attached as Exhibit 99.1.

     -Stock Option Agreement (Double Trigger Acceleration). The Committee may, in its sole and absolute discretion, elect to grant stock options subject to this form of agreement providing for double trigger acceleration upon a change in control. Any stock option granted pursuant to this form may be either an incentive stock option or nonstatutory stock option. The exercise price of any such stock option will always be at least equal to the fair market value of a share of Company stock on the date of grant. The vested portion of any stock option must be exercised, if at all, within three months after the optionee’s termination of employment. However, if the optionee terminates employment as a result of total and permanent disability or death, the option must be exercised, if at all, within six months after such termination. If a change in control of the Company occurs, this double trigger form of stock option agreement will provide that if the optionee is terminated without cause within two years after the change in control, the stock option would become fully vested on such termination date. In addition, regardless of whether the optionee is terminated, the option would also become fully vested if the acquiring corporation elects to not assume such stock options or substitute such stock options for options to acquire its own stock. A copy of this stock option agreement is attached as Exhibit 99.2.

     -Stock Option Agreement (Single Trigger Acceleration). The Committee may, in its sole and absolute discretion, elect to grant stock options subject to this form of agreement providing for single trigger acceleration upon a change in control. Any stock option granted pursuant to this form may be either an incentive stock option or nonstatutory stock option. The exercise price of any such stock option will always be at least equal to the fair market value of a share of Company stock on the date of grant. The vested portion of any stock option must be exercised, if at all, within three months after the optionee’s termination of employment. However, if the optionee terminates employment as a result of total and permanent disability or death, the option must be exercised, if at all, within six months after such termination. If a change in control of the Company occurs, this single trigger form of stock option agreement will provide that the stock options granted pursuant to this form would become fully vested on the date of such change in control. A copy of this stock option agreement is attached as Exhibit 99.3.

Chief Executive Officer Bonus. On March 18, 2005, the Committee awarded a discretionary cash bonus of $25,000 to the Company’s Chief Executive Officer, Eli Porat, in consideration of Mr. Porat’s services to the Company in 2004.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 17, 2005, the Board of Directors unanimously approved the appointment of Yves Faroudja to the Company’s Board of Directors, effective immediately. There was not and is not any arrangement or understanding between Mr. Faroudja and any other person pursuant to which Mr. Faroudja was selected to be a director. The Board has not yet determined whether to name Mr. Faroudja to any of its committees.

Since 2001, Mr. Faroudja has served as the founder and Chief Executive Officer of The Yves Faroudja Project, a company wholly owned by Mr. Faroudja and his family and dedicated to the development of video compression technology. From 1971 to 2000, Mr. Faroudja was the founder, President and Chief Technology Officer of Faroudja Laboratories until its acquisition by Sage Inc. Mr. Faroudja provides technical consulting services to various video compression technology companies and is a frequent presenter at conferences in the areas of HDTV and flat panel display technology. He holds approximately 60 United States and foreign patents and has received three Emmy Awards for his contributions to television technology. Mr. Faroudja holds the equivalent of a Masters degree in Electrical Engineering from the Université de Paris, École Supérleur d’Éléctricité in Paris, France.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tvia, Inc.

(Registrant)

Date March 21, 2005
By: /s/ Diane Bjorkstrom

Diane Bjorkstrom
Chief Financial Officer
(Principal Financial Officer and Duly Authorized Signatory)

Exhibit Index

Exhibit	Description
99.1	Form of Stock Option Agreement (Standard Vesting)
99.2	Form of Stock Option Agreement (Double Trigger Acceleration)
99.3	Form of Stock Option Agreement (Single Trigger Acceleration)